Exhibit 10.1

VOTING, SUPPORT AND LOCK-UP AGREEMENT, dated as of April 22, 2025 (this “Agreement”), among Voyager Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), VERAXA Biotech AG, a Swiss stock corporation (Aktiengesellschaft) (the “Company”) and the persons listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, the Company, SPAC and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholders (the “Shareholder Representative”), are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) providing for the merger of SPAC with and into Merger Sub with Merger Sub surviving as a wholly owned subsidiary of PubCo, and the subsequent merger of the Company with and into PubCo with PubCo surviving (the “Merger”);

WHEREAS, each Shareholder is, as of the date of this Agreement, the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of Ordinary Shares of the Company set forth opposite such Shareholder’s name on Schedule A hereto (such Ordinary Shares, together with any other Company Shares acquired by such Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Shareholders. Each Shareholder severally and not jointly hereby represents and warrants to SPAC and the Company as follows:

(a) Organization, Good Standing and Qualification. If such Shareholder is not a natural person, such Shareholder has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction in which it is incorporated, formed, organized or constituted and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. If such Shareholder is a natural person, such Shareholder has full legal capacity, right and authority to execute this Agreement and perform his/her obligations hereunder, and to consummate the transactions contemplated hereby. Such Shareholder is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Shareholder’s jurisdiction of formation or organization) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Shareholder’s jurisdiction of formation or organization), as applicable, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the ability of such Shareholder to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Authority. If such Shareholder is not a natural person, such Shareholder has all requisite corporate, limited liability company or organizational power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder; and all corporate actions on the part of such Shareholder necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations hereunder (including any board approval) have been taken. If such Shareholder is a natural person, such Shareholder has full legal capacity, right and authority to execute this Agreement and perform their obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement is, or when executed by the other parties hereto, will be, a valid and legally binding obligations of such Shareholder, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. If such Shareholder is a natural person who is married and resides in a community property jurisdiction, then such Shareholder’s spouse has executed and delivered to SPAC a spousal consent in the form of Annex I hereto concurrent with the execution and delivery hereof. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Shareholder.

(c) Consents; No Conflicts. Other than any filings to be made under applicable federal or state securities laws, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case on the part of such Shareholder, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement by such Shareholder does not, and the consummation by such Shareholder of the transactions contemplated hereby will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Shareholder) or cancellation under, (x) (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (iii) subject to any filings to be made under applicable federal or state securities laws, any applicable Law, (iv) any Contract to which such Shareholder is a party or by which its assets are bound, or (y) result in the creation of any lien or encumbrance upon any of the properties or assets of such Shareholder other than liens or encumbrances pursuant to the Company Charter, this Agreement, any other Transaction Document or applicable federal or state securities laws, except in the case of sub-clauses (i), (iii), and (iv) of clause (x), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

(d) The Subject Shares. Except as previously disclosed to SPAC and the Company such Shareholder is the sole record and beneficial owner (as defined in the Securities Act) of, and has good title to, the Company Shares set forth opposite such Shareholder’s name on Schedule A hereto, and all such Subject Shares are owned by such Shareholder free and clear of all liens or encumbrances or any other liabilities or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Shares (other than transfer restrictions under the Securities Act)), other than liens or encumbrances pursuant to the Company Charter, this Agreement or applicable federal or state securities laws. Such Shareholder does not own of record or beneficially any shares of the Company other than the Subject Shares. Such Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement and the voting and other arrangements under the Company Charter (as of the date hereof and as it may be amended with SPAC’s approval).

(e) Business Combination Agreement. Such Shareholder understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

(f) Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable.

(g) Restricted Securities. Such Shareholder understands that the Shareholder Merger Consideration that such Shareholder may receive in connection with its Subject Shares and the Acquisition Merger, may be “restricted securities” under applicable U.S. federal and state securities laws (and if, such Shareholder is an affiliate of PubCo, “control securities” as such term is used under Rule 144 promulgated under the Securities Act) and that, pursuant to these laws, such Shareholder must hold such Shareholder Merger Consideration indefinitely unless (i) they are registered with the SEC and qualified by state authorities, or (ii) an exemption from such registration and qualification requirements is available, and that any certificates or book entries representing the PubCo Ordinary Shares shall contain a legend to such effect.

Section 2. Representations and Warranties of SPAC. SPAC hereby represents and warrants to the Company and each Shareholder as follows:

(a) Organization, Good Standing and Qualification. SPAC is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. SPAC is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the ability of SPAC to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) Authority. SPAC has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder. All corporate actions on the part of SPAC necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations hereunder (including any board approval) have been taken. This Agreement is, or when executed by the other parties thereto, will be, valid and legally binding obligations of SPAC, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents; No Conflicts. All filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case on the part of SPAC, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement by SPAC does not, and the consummation by SPAC of the transactions contemplated hereby will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of SPAC) or cancellation under, (x) (i) any Governmental Order, (ii) any provision of the Organizational Documents of SPAC, (iii) any applicable Law, (iv) any Contract to which SPAC is a party or by which its assets are bound, or (y) result in the creation of any Security Interest upon any of the properties or assets of SPAC other than any restrictions created by or arising under federal or state securities laws, this Agreement or any other Transaction Document, or the SPAC Charter, except in the case of sub-clauses (i), (iii), and (iv) of clause (x), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Section 3. Representations and Warranties of the Company. The Company hereby represents and warrants to SPAC and each Shareholder as follows:

(a) Organization, Good Standing and Qualification. The Company is a company duly organized, validly existing and in good standing under the Laws of Switzerland and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. The Company is duly licensed or qualified and in good standing (to the extent such concept is applicable in the Company’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in the Company’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not have Company Material Adverse Effect.

(b) Authority. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder, subject to the Company Shareholders’ Approval. Except for the Company Shareholders’ Approval, all corporate actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all its obligations hereunder (including any board approval) have been taken. This Agreement is, or when executed by the other parties thereto, will be, valid and legally binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents; No Conflicts. Assuming the representations in Section 1 and 2 are correct, except (a) as otherwise set forth in Section 3.5(a) through (d) of the Business Combination Agreement, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case on the part of the Company, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, assuming compliance with the matters referred to in Section 3.5(a) through (d) of the Business Combination Agreement, result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of the Company) or cancellation under, (x) (i) any Governmental Order, (ii) any provision of the Organizational Documents of the Company, (iii) any applicable Law, (iv) any Material Contract, or (y) result in the creation of any Security Interest upon any of the properties or assets of the Company other than any restrictions under federal and state securities laws, the Transaction Documents, the Company Charter and Permitted Encumbrances, except in the case of sub-clauses (i), (iii), and (iv) of clause (x), as would not have a Company Material Adverse Effect.

(d) Lock-up Obligations of Shareholders. The Company has not entered into any agreement or otherwise agreed with the Shareholders with respect to any lock-up restriction related to the PubCo Ordinary Shares other than those contained in this Agreement.

Section 4. Agreement to Vote; Certain Other Covenants of the Shareholders. Each Shareholder covenants and agrees during the term of this Agreement as follows:

(a) Agreement to Vote.

(1) In Favor of Acquisition Merger. At any meeting of the shareholders of the Company called to seek the Company Shareholders’ Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other Transaction Document, the Acquisition Merger, or any other Transaction is sought, such Shareholder shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Company Shareholders’ Approval or, if there are insufficient votes in favor of granting the Company Shareholders’ Approval, in favor of the adjournment such meeting of the shareholders of the Company to a later date.

(2) Against Other Transactions. At any meeting of shareholders of the Company or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Acquisition Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any Equity Securities of the Company, any of its Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such Subsidiaries, other than in connection with the Transactions, (ii) any Company Acquisition Proposal, and (iii) other than any amendment to the Company Charter permitted under Section 6.1 of the Business Combination Agreement, any amendment of the Company Charter or other proposal or transaction involving the Company or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Acquisition Merger, or any other Transaction or change in any manner the voting rights of any class of Company’s share capital.

(3) Revoke Other Proxies. Such Shareholder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Company Charter (as of the date hereof and as it may be amended with SPAC’s approval).

(4) Irrevocable Proxy. Such Shareholder hereby unconditionally and irrevocably grants to, and appoints, SPAC and any individual designated in writing by SPAC, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with this Section 4(a). Such Shareholder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4(a)(4) is given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The irrevocable proxy granted hereunder shall only terminate upon the termination of this Agreement. Should such Shareholder, any time after this Agreement and until the Closing Date, be requested to issue individual proxies, specific voting instructions or further documents required by the laws applicable to the Company or the notary notarizing any Company Shareholders’ Approval, such Shareholder hereby undertakes to promptly implement all steps necessary in order to give effect to such request.

(b) No Transfer. Other than pursuant to this Agreement or upon the consent of SPAC, from the date of this Agreement until the date of termination of this Agreement, such Shareholder shall not, directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to any of the foregoing of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules or regulations of the SEC promulgated thereunder, with respect to any Subject Shares to any person other than pursuant to the Acquisition Merger, (ii) enter into any swap or other arrangement that transfers to another, in whole or in party any of the economic consequences of ownership of the Subject Shares, whether any such transaction is settled by delivery of such securities, in cash or otherwise, (iii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement and the Company Charter (as of the date hereof and as it may be amended with SPAC’s approval), (iv) publicly announce any intention to effect any transaction specified in clause (i) through (iii) (the actions specified in (i) through (iii), collectively (a “Transfer”), other than pursuant to the Merger, (v) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Shareholder from performing its obligations hereunder, or, (vi) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Shareholder from performing any of its obligations hereunder. Notwithstanding the foregoing, the Company Shareholder may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) upon the consent of the Company and SPAC. Any action attempted to be taken in violation of the preceding sentences will be null and void. Such Shareholder agrees with, and covenants to, SPAC and the Company that such Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

(c) Waiver of Dissenters’ Rights. The Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under the Swiss Code of Obligations and any other similar statute in connection with the Acquisition Merger and the Business Combination Agreement.

(d) New Shares. In the event that prior to the Acquisition Closing (i) any Company Shares or other securities are issued or otherwise distributed to a Shareholder pursuant to any stock dividend or distribution, or any change in any of the Ordinary Shares by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) a Shareholder acquires legal or beneficial ownership of any Company Shares after the date of this Agreement or (iii) a Shareholder acquires the right to vote or share in the voting of any Company Share after the date of this Agreement (together the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

Section 5. Shareholder Lock-Up. The Shareholders agree that it, he or she shall not Transfer:

(a) any PubCo Ordinary Shares received as Shareholder Merger Consideration until the earlier of (i) six months after the Acquisition Closing or (ii) subsequent to the Acquisition Closing, the date on which PubCo consummates a transaction which results in all of its shareholders having the right to exchange their shares for cash, securities, or other property; and

(b) Notwithstanding the provisions set forth in Section 5(a) above, Transfers of the PubCo Ordinary Shares that are held by each Shareholder or their permitted transferees, are permitted (a) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (c) in the case of an individual, pursuant to a qualified domestic relations order; however, that in the case of clauses (a) through (c) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Section 6. Termination. This Agreement shall terminate upon the earliest of (i) the Acquisition Effective Time (provided, however, that upon such termination, Section 5 shall survive in accordance with its terms, and Section 4(c), this Section 6 and Section 7, shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

Section 7. Additional Matters. Each Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC, the Company or PubCo may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Company Charter or the Swiss Code of Obligations) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Acquisition Merger or any other Transaction. Without limiting the generality of the foregoing, each Shareholder hereby agrees by virtue of signing this Agreement that such Shareholder hereby waives any and all individual approval or consent rights such Shareholder may have under the Company Charter or the Swiss Code of Obligations with respect to the Business Combination Agreement, the other Transaction Documents to which the Company is or will be a party, the Acquisition Merger or any other Transaction contemplated by any of the foregoing.

(a) Neither the Company nor PubCo shall amend or waive any lock-up restriction agreed with the Shareholders hereunder, or otherwise approve a Transfer hereunder, unless the Company or PubCo, as the case may be, extends such amendment, approval and/or waiver to all Shareholders party hereto, under the same terms and conditions (including, for the avoidance of doubt, the timing of any release from such lock-up restriction) and on a pro rata basis. The Company and PubCo shall provide at least five business day advance written notice to all Shareholders hereunder of any such amendment, approval or waiver.

Section 8. General Provisions.

(a) Capacity as Shareholder. Each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in such Shareholder’s capacity as a director or officer of the Company, if applicable.

(b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to SPAC, the Company or PubCo in accordance with 12.4 of the Business Combination Agreement and to each Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c) Miscellaneous. The provisions of 1.3 and Article XII of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

For Shareholders which are Entities:	For Shareholders who are Natural Persons:

Name of Entity as stated in its Charter

By:	By:	/s/ David L. Deck
Title:	Name:	David L. Deck
	Title:	Shareholder

By:	/s/ Carl von Halem
Name:	Carl von Halem
Title:	Shareholder

By:	/s/ Oliver Baumann
Name:	Oliver Baumann
Title:	Shareholder

By:	/s/ Gilbert Schöni
Name:	Gilbert Schöni
Title:	Shareholder

[Signature Page to Voting, Support and Lock-Up Agreement]

VOYAGER ACQUISITION CORP.

By:	/s/ Adeel Rouf
Name:	Adeel Rouf
Title:	President and Chief Executive Officer

[Signature Page to Voting, Support and Lock-Up Agreement]

VERAXA BIOTECH AG

By:	/s/ Christoph Antz
Name:	Christoph Antz
Title:	Chief Executive Officer

By:	/s/ Oliver Baumann
Name:	Oliver Baumann
Title:	Chairman of the Board of Directors

[Signature Page to Voting, Support and Lock-Up Agreement]

ANNEX I

Spousal Consent

The undersigned represents and warrants that the undersigned is the spouse of:

Name of Shareholder

and that the undersigned is familiar with the terms of the Voting, Support and Lock-Up Agreement (the “Agreement”), dated as of April 22, 2025, among Voyager Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands, VERAXA Biotech AG, a Swiss stock corporation (Aktiengesellschaft), the undersigned’s spouse, and any other parties signatory thereto and the terms of the Business Combination Agreement dated as of April 22, 2025 among VERAXA Biotech AG, Voyager Acquisition Corp and Oliver Baumann, an individual, solely in his capacity as shareholder representative. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest or quasi community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest or quasi community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

EXECUTED for and on behalf of:

Dated: __, 2025
Name:

Witness:

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